SUB-ITEM 77C: Submission of Matters to a Vote of Security Holders
A special meeting of shareholders of Credit Suisse Emerging Growth Fund, Inc. were held on May 2, 2003 and May 16, 2003. The results of the votes tabulated at the special meeting are reported below.
To elect eight Directors to the Board of Directors:
Name of Director	For	                Withheld
Richard H. Francis	11,834,284 shares	1,140,909 shares
Jack W. Fritz		11,838,846 shares	1,136,346 shares
Joseph D. Gallagher	11,832,260 shares	1,142,932 shares
Jeffery E. Garten	11,826,392 shares	1,148,800 shares
Peter F. Krogh		11,835,403 shares	1,139,790 shares
James S. Pasman, Jr.	11,824,004 shares	1,151,188 shares
William W. Priest	11,831,484 shares	1,143,709 shares
Steven N. Rappaport	11,836,902 shares	1,138,290 shares
To modify the fundamental investment restriction on borrowing money:
For 		9,593,788 shares
Against 	707,583 shares
Abstain 	1,136,366 shares
To modify the fundamental investment restriction on lending:
For 		9,573,493 shares
Against 	733,830 shares
Abstain 	1,130,414 shares
To modify the fundamental investment restriction on real estate investments:
For 		9,635,770 shares
Against 	674,117 shares
Abstain 	1,127,851 shares
To remove the fundamental investment restriction on short sales:
For 		9,584,326 shares
Against 	713,003 shares
Abstain 	1,140,408 shares
To remove the fundamental investment restriction on margin
transactions:
For 		9,565,677 shares
Against 	733,571 shares
Abstain 	1,138,488 shares
To remove the fundamental investment restriction on investments in oil, gas and mineral programs:
For 		9,627,473 shares
Against 	679,013 shares
Abstain         1,131,250 shares
To remove the fundamental investment restriction on pledging assets:
For 		9,582,087 shares
Against 	716,924 shares
Abstain 	1,138,726 shares
To remove the fundamental investment restriction on investments in securities issued by other investment companies:
For 		9,561,455 shares
Against 	746,766 shares
Abstain 	1,129,516 shares
To change the Fund's investment objective from fundamental to non-fundamental:
For 		8,917,871 shares
Against 	1,403,476 shares
Abstain 	1,116,390 shares
To amend the charter to allow involuntary redemptions:
For 		9,064,217 shares
Against 	1,149,838 shares
Abstain 	1,223,682 shares